EXHIBIT 99.1
PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

 FOR IMMEDIATE RELEASE:
 June 21, 2012

Contact:   Dana Perlman
      Treasurer and Senior Vice President, Business Development and Investor Relations
      (212) 381-3502
      investorrelations@pvh.com

PVH CORP. REAFFIRMS SECOND QUARTER AND
FULL YEAR 2012 REVENUE AND EARNINGS GUIDANCE

New York, New York – PVH Corp. [NYSE: PVH] is announcing at its annual meeting of stockholders today at 10:00 AM EDT, that it is reaffirming its prior revenue and earnings guidance and also stating that if its current business trends were to continue, it would expect to exceed the prior guidance. The Company’s second quarter and full year 2012 revenue and earnings guidance was contained in its first quarter 2012 earnings release issued on May 23, 2012.

The live webcast of the annual meeting of stockholders (audio-only), as well as the replay, which will be available beginning one hour after the meeting, may be accessed by logging onto www.pvh.com and going to the Webcasts section under the Investors link.

PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

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 SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made during the annual meeting, including, without limitation, statements relating to the Company’s future revenue and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) in connection with the acquisition of Tommy Hilfiger B.V. and certain affiliated companies, the Company borrowed significant amounts, may be considered to be highly leveraged, and uses a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory; (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including, without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; and (ix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company’s presentation will include non-GAAP financial measures, as defined under SEC rules. Reconciliations of the measures expected to be discussed are included in the Company’s 2012 first quarter earnings press release, which was released on May 23, 2012, and the Company’s 2011 year-end earnings press release, which was released on March 27, 2012, both of which are available on the Company’s website at http://www.pvh.com/investor_relations_press_releases.aspx. Additional reconciliations for years 2003-2009 are available in the Company’s Current Reports on Form 8-K furnished to the SEC on March 17, 2005, March 26, 2007, March 23, 2009 and March 28, 2011. Each of these reports and the Company’s Current Reports on Form 8-K furnished to the SEC in connection with the May 23, 2012 and the March 27, 2012 press releases are available on the Company’s website at http://www.pvh.com and the SEC’s website at http://www.sec.gov.

Earnings per share and revenue guidance speaks as of June 21, 2012, the date on which it was made. The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.